UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.03 is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition
On April 24, 2014 GrafTech International Ltd. issued a press release. A copy of this press release is furnished herewith as exhibit 99.1. Such press release shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 23, 2014, GrafTech International Ltd. (“GrafTech”) and its subsidiaries, GrafTech Finance Inc. (“GrafTech Finance”), GrafTech Luxembourg I S.à.r.l. (“Luxembourg Parent”), Luxembourg II S.à.r.l. (“Luxembourg Holdco”), GrafTech Switzerland S.A. (“Swissco”) and the LC Subsidiaries from time to time party thereto entered into an Amended and Restated Credit Agreement dated as of April 23, 2014 (the “Credit Agreement”), with the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender
As amended and restated, the Credit Agreement provides for, among other things, an extension until April 23, 2019 of the maturity of its senior secured revolving credit facility (the “Revolving Facility”), a principal amount of US $470,000,000, additional financial flexibility and reduced borrowing spreads.
The Revolving Facility provides for revolving loans (and for swingline loans in aggregate principal amount at any time not to exceed $35 million) to GrafTech Finance, or Luxembourg Holdco, in an aggregate principal and stated amount not to exceed $470 million at any time. The Revolving Facility also provides capacity for issuance of letters of credit for the accounts of GrafTech Finance, Swissco and other designated subsidiaries for an amount not exceeding $50 million. Revolving and swingline loans may be denominated in dollars and euros and letters of credit may be denominated in dollars, euros and certain other currencies and are available for working capital and other general corporate purposes.
The interest rate applicable to the Revolving Facility is, at GrafTech’s option, either LIBOR plus a margin ranging from 1.25% to 2.00% (depending on our total leverage ratio ) or, in the case of dollar denominated loans, the alternate base rate plus a margin ranging from 0.25% to 1.00% (depending upon such ratio). The alternate base rate is the highest of (i) the prime rate announced by JP Morgan Chase Bank, N.A., (ii) the federal fund effective rate plus ½ of 1% and (iii) the London interbank offering rate (as adjusted) for a one-month interest period plus 1%. GrafTech Finance and Swissco pay a per annum fee ranging from 0.20% to 0.35% (depending on such ratio) on the undrawn portion of the commitments under the Revolving Facility.
The Revolving Facility permits voluntary prepayments (without reducing availability for future revolving borrowings) and voluntary commitment reductions at any time, in each case without premium or penalty.

Proceeds of revolving loans to be used by any foreign subsidiary will be borrowed by Luxembourg Holdco and the proceeds of borrowings by GrafTech Finance will only be used in the business of GrafTech and its domestic subsidiaries conducted in the United States.
The obligations of GrafTech Finance under the Revolving Facility are secured (with certain exceptions) by first priority security interests in all of the assets of GrafTech Finance. The obligations of Luxembourg Holdco, Swissco and the other foreign subsidiaries who request letters of credit under the Revolving Facility are guaranteed by Luxembourg Parent and Swissco (if not a direct Swissco obligation) and secured (with certain exceptions) by first priority security interests in substantially all of the assets of Luxembourg Holdco, Luxembourg Parent and Swissco and a pledge of stock in most of GrafTech’s foreign subsidiaries.
The obligations of GrafTech Finance, and GrafTech’s other subsidiaries under the Revolving Facility are guaranteed by GrafTech and each of GrafTech’s other domestic subsidiaries. These guarantees are secured by first priority security interests in all of GrafTech’s assets and that of its domestic subsidiaries including all of the outstanding capital stock of GrafTech

International Holdings Inc., Seadrift Coke L.P, GrafTech USA LLC and GrafTech Finance, and 65% of the capital stock of Luxembourg Holdco (100% if securing obligations of foreign subsidiaries). We have reaffirmed or amended and restated the existing Security Agreement; Guarantee Agreement; Indemnity, Subrogation and Contribution Agreement; Domestic Pledge Agreement; and Intellectual Property Security Agreement, in each case, whereby GrafTech and each of its existing and future domestic subsidiaries (with certain exceptions) has guaranteed and secured the obligations under the Revolving Facility with all of their assets (with certain exceptions).
Each guarantee of the Revolving Facility by GrafTech or a domestic subsidiary is full, unconditional and joint and several. Payment under the guarantees could be required immediately upon the occurrence of an event of default in respect of the guaranteed obligations.
The Revolving Facility contains a number of significant covenants that, among other things, significantly restrict GrafTech’s ability to sell assets, incur additional debt, repay or refinance other debt or amend other debt instruments, create liens on assets, enter into sale and lease back transactions, make investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates, pay dividends to stockholders of GrafTech or make other restricted payments, and other corporate activities. The covenants include financial covenants relating to specified minimum interest coverage and maximum senior secured debt leverage ratios (which is the ratio of GrafTech’s senior secured debt to EBITDA (as defined in the Credit Agreement).
Under the Revolving Facility, GrafTech is permitted to pay dividends and repurchase common stock in an aggregate amount (cumulative from April 2014) up to $75 million (or $500 million, if certain leverage ratio requirements are satisfied and certain availability requirements under the Revolving Facility are met), plus, each year, an aggregate amount equal to 50% of the consolidated net income in the prior year.
In addition to the failure to pay principal, interest and fees when due, events of default under the Revolving Facility include: failure to comply with applicable covenants; failure to pay when due, or other defaults permitting acceleration of, other indebtedness exceeding $35 million or, to the extent effected with lenders under the Revolving Facility, cash management arrangements or interest rate, exchange rate or commodity price derivatives; failure to comply with guarantee and collateral requirements; judgment defaults in excess of $35 million to the extent not covered by insurance; certain events of bankruptcy; and certain changes in control.
GrafTech paid the lenders a customary fee for entering into the Credit Agreement.
Some of the lenders under the Credit Agreement and their affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for GrafTech and its subsidiaries, for which they have received, and/or will receive, customary fees and commissions. On April 24, 2014, GrafTech issued a press release regarding the Credit Agreement, which is included as Exhibit 99.1 to this Form 8-K.
The foregoing description of the Credit Agreement and the related agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, which will be filed in accordance with the rules and regulations of the Securities Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits.

99.1	Press release of GrafTech International Ltd., dated April 24, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	April 24, 2014	By:	/s/ Erick R. Asmussen
Erick R. Asmussen
Chief Financial Officer and Vice President

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated April 24, 2014